Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-154311) (the “Registration Statement”) of our report dated October 3, 2008 relating to the consolidated financial statements of SouthPeak Interactive Corporation and subsidiaries, which appears in the Registration Statement.

We hereby consent to the use in the Registration Statement of our report dated December 23, 2008 on the financial statements of Gone Off Deep, LLC and subsidiaries for the year ended September 30, 2008, in the Amended Current Report on Form 8-K/A (Amendment No. 1) of SouthPeak Interactive Corporation (Commission File No. 000-51869 ) dated December 24, 2008, related to its acquisition of Gone Off Deep, LLC and subsidiaries, which appears in such Registration Statement.

We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ Reznick Group, P.C.

Vienna, Virginia
February 24, 2009